Exhibit 3.3

CERTIFICATE OF DESIGNATIONS

OF

SERIES A AND B PREFERRED STOCK

($.001 Par Value)

OF

DIGITAL CADDIES, INC.

_________________________

Pursuant to Section 18.1032 of the Oklahoma General Corporation Act of the State of Oklahoma

_________________________

The undersigned duly authorized officer of, DIGITAL CADDIES, INC., an Oklahoma corporation (the “Company”), does hereby certify that the following resolution was duly adopted on September 7, 2011, by the Board of Directors of the Company pursuant to authority conferred on the Board of Directors by the provisions of the Articles of Incorporation of the Company (as amended) and in accordance with the provisions of the Oklahoma General Corporation Act, as amended, with certain of the designations and the preferences, rights and other terms (but excluding voting rights) relating to dividends, redemption, dissolution, any distribution of assets of the Company and the conversion into, and the exchange for, shares of another class of securities of the Company:

RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), a total of Twenty-five million (25,000,000) of the authorized shares of preferred stock of the Company, par value $.001 per share, whereby 2,777,778 shares are hereby designated “Series A Convertible Preferred Stock” , $0.001 par value per share and whereby 2,666,667 shares are hereby designated “Series B Convertible Preferred Stock”, $0.001 par value per share, of which the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

The designation, preferences, limitations and relative rights of the Series A Convertible Preferred Stock are as follows:

SERIES A CONVERTAABLE PREFERRED STOCK

(a)	This series of Preferred Stock shall be designated as "Series A Convertible Preferred Stock" and the number of shares of such series shall be 2,777,778, $0.001 par value per share.
(b)	Stated Value

The stated value of the Series A Convertible Preferred Stock shall be $0.90 per share.

(c)	Dividends

The holders of outstanding Series A Convertible Preferred Shares shall be entitled to receive, when, as and if declared out of the funds at the time legally available therefore, noncumulative dividends in the total amount of $0.09 per share, before any dividend is paid on Common Shares, payable in cash or stock at the sole discretion of the Board of Directors. No right shall accrue to holders of Series A Convertible Preferred Shares by reason of the fact that dividends on said shares are not declared, nor shall any undeclared or unpaid dividend bear or accrue interest. Such noncumulative dividend shall be payable as determined by the Board of Directors when and as declared by the Board of Directors. After noncumulative dividends on the Series A Convertible Preferred Shares in the total amount of $0.09 per share shall have been declared and paid or set apart, then, if the Board of Directors shall elect to declare and pay additional dividends out of funds legally available therefore, such additional dividends shall be declared and paid in equal amounts per share to the holders of Preferred Shares and to the holders of Common Shares.

(d) Preference on Liquidation

(1)	In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series A Convertible Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporations Common Shares or junior stock, an amount equal to ninety cents ($0.90) per share. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series A Convertible Preferred Shares an amount equal to ninety cents ($0.90) per share, the holders of the Series A Convertible Preferred Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the holders of Series A Convertible Preferred Shares have received an amount equal to ninety cents ($0.90) per share, the assets then remaining shall be distributed equally per share to the holders of a subsequently issued junior class of Preferred Shares, or if none, then to the holders of Common Shares.
(2)	A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this subdivision (d) and, in the event of any such reorganization, consolidation, merger or sale of assets, the Series A Preferred Shares shall be entitled only to the rights provided in die plan of reorganization

(e) Voting Rights

The holders of the Preferred Shares and the holders of the Common Shares issued and outstanding shall have and possess equal rights to notice of shareholders meetings, and identical voting rights and powers to vote upon the election of directors or upon any other matter.

(f)	Conversion of Series A Convertible Preferred Stock Into Common Sock
(1)	Subject to the provisions of this subdivision (f), the bolder of record of any share or shares of Series A Convertible Preferred Stock shall have the right, at his option, at any time commencing after the date of issuance of said shares, to convert one (1) share of Series A Convertible Preferred Stock into one fully paid and non-assessable share of Common Stock of the Company so long as the average bid price of the Company's Common Stock over the thirty (30) day period prior to the holder's election to convert is $1.00 or greater. In the event the average bid price of the Company's Common Stock is less than $1.00 over the thirty (30) day period prior to the holder's election to convert, then each share of Series A Convertible Preferred Stock of the Company shall be converted into 1.3334 fully paid and non-assessable shares of the Common Stock of the Company.
(2)	Any holder of a share or shares of Series A Convertible Preferred Stock desiring to convert such Series A Convertible Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series A Convertible Preferred Stock so to be converted, duly endorsed to the Company, or in blank, at the principal office of the Company, and shall give written notice to the Company at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the Shares of Common Stock are to be issued.
(3)	Conversion of Series A Convertible Preferred Stock shall be subject to the following additional terms and provisions;
(A)	As promptly as practicable after the surrender for conversion of any Series A Convertible Preferred Stock, the Company shall deliver or cause to be delivered to the holder of such Series A Convertible Preferred Stock at the holder's address as indicated on the Company's stock ledger (or such other place as may be designated by the holder), to or upon the written order of the holder of such Series A Convertible Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Shares of the Series A Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series A Convertible Preferred Stock for conversion, as provided above, and the rights of the holders of such Series A Convertible Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.
(B)	In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.
(C)	In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any bolder of Series A Convertible Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series A Convertible Preferred Stock, but at the conversion ratio stated in this subdivision (e), the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.
(D)	In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.
(E)	Such adjustments shall be made successively if more than one event listed in subdivisions (e)(3)(B), (C) and (D) hereof shall occur.
(F)	No adjustment of the conversion ratio shall be made by reason of
(i)	the purchase, acquisition, redemption or retirement by the Company of any shares of the Common Stock or any other class of the capital stock of the Company, except as provided in subdivision (e)(3)(B); or
(ii)	the issuance, other than as provided in subdivisions (e)(3)(B) and (D), of any shares of Common Stock of the Company, or of any securities convertible into shares of Common Stock or other securities of the Company, or of any rights, warrants or options to subscribe for or purchase shares of the Common Stock or other securities of the Company, or of any other securities of the Company, provided that in the event the Company offers any of its securities, or any rights, warrants or options to subscribe for or purchase any of its securities, to the holders of its Common Stock pursuant to any preemptive or preferential rights granted to holders of Common Stock by the Articles of Incorporation of the Company, or pursuant to any similar rights that may be granted to such holders of Common Stock by the Board of Directors of the Company, at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series A Convertible Preferred Stock men of record; or
(iii)	any offer by the Company to redeem or acquire shares of its Common Stock by paying or exchanging therefore stock of another corporation or the carrying out by the Company of the transactions contemplated by such offer, provided that at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series A Convertible Preferred Stock then of record.
(G)	The Company shall at all times reserve and keep available solely for the purpose of issue upon conversion of Series A Convertible Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series A Convertible Preferred Stock.
(4)	The issuance of certificates for shares of Common Stock upon conversion of the Series A Convertible Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series A Convertible Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Company that such tax has been paid or is not due and payable.

(g) Redemption.

(1)	At any time after issuance of the Series A Convertible Preferred Stock the Corporation shall have the right, at its option, to cause all or a portion of the outstanding shares of Series A Convertible Preferred Stock to be redeemed, subject to the legal availability of funds therefore, at ninety cents ($.90) per Series A Convertible Preferred Share (the "Redemption Price").

(2)	The Corporation will furnish written notice of the redemption by first class mail to each holder of the Series A Convertible Preferred Stock (the "Redemption Notice") not less than ten (10) days in advance of the date of such redemption (the "Redemption Date"), in addition to any information required by applicable law or regulation, the Redemption Notice shall state as appropriate:
(i)	the Redemption Date;

(ii)	the total number of shares of the Series A Convertible Preferred Stock to be redeemed;
(iii)	that each outstanding share of the Series A Convertible Preferred Stock will be redeemed for cash in an amount equal to the Redemption Price;
(iv)	that dividends, if declared, on the Series A Convertible Preferred Stock to be mandatorily redeemed will cease to be payable on the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price;
(v)	that the rights of the holders to voluntarily convert shares of the Series A Convertible Preferred Stock into Common Stock will terminate at the close of business on the business day preceding the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price; and
(vi)	that if any shares of the Series A Convertible Preferred Stock held by any holder are represented by one or more physical certificates, such holder must surrender to the Corporation or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing shares of the Series A Convertible Preferred Stock to receive the Redemption Price.
(3)	Each holder of one or more physical certificates representing shares of the Series A Convertible Preferred Stock shall surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require and the Redemption Notice shall so state), in the manner and at the place or places designated in the Redemption Notice, and the full Redemption Price for such shares shall be payable in cash on the Redemption Date to the Holder, and each surrendered physical certificate shall be canceled and retired.
(4)	If fewer than all of the outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro rata, or by lot, or in any other manner as the Board of Directors may determine. If a partial redemption of the Series A Convertible Preferred Stock would result in the delisting of the Series A Convertible Preferred Stock from any national securities exchange on which the shares of Series A Convertible Preferred Stock are then listed, the Corporation may only redeem the Series A Convertible Preferred Stock in whole.
(5)	On and after the Redemption Date, provided that the Redemption Price has been paid, dividends will no longer be payable on the shares of Series A Convertible Preferred Stock called for redemption. These shares will no longer be deemed to be outstanding, and the holders of these shares will have no rights as stockholders, except the right to receive the Redemption Price, without interest, upon surrender of the certificates evidencing the shares of Series A Convertible Preferred Stock to be redeemed.

No holder of shares of the Corporation of any class shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the Corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares whether now or hereafter authorized. All shares are to be non-assessable.

SERIES B CONVERTIBLE PREFERRED STOCK

The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to the Series "B" Convertible Preferred Stock are as follows:

(a)	Designation and Number of Shares.

This series of Preferred Stock shall be designated as "Series B Convertible Preferred Stock" and the number of shares of such series shall be 2,666,667 shares, $0.001 par value per share.

(b)	Stated Value

The stated value of the Series B Convertible Preferred Stock shall be $0.75 per share.

(c)	Rank.

The Series B Convertible Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank junior to the Corporation's Series A Convertible Preferred Stock, and shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank senior to all other series of Preferred Shares which may be subsequently issued except to the extent that any such other subsequently issued series provided that it shall rank senior to the Series B Convertible Preferred Stock.

(d)	Dividends.

Subject to the prior and superior rights of any holders of the Series A Convertible Preferred Stock with respect to dividends, the holders of outstanding Series B Convertible Preferred Shares, in preference to the shares of Common Stock and any other stock of the Company junior to the Series B Convertible Preferred Stock, shall be entitled to receive, when, as and if declared out of the funds at the time legally available therefor, annual noncumulative dividends on each share of the Series B Convertible Preferred Stock equal to ten percent (10%) of the Series B Convertible Preferred Stock stated value payable in cash or stock at the sole discretion of the Board of Directors. No right shall accrue to holders of Series B Convertible Preferred Shares by reason of the fact that dividends on said shares are not declared, nor shall any undeclared or unpaid dividend bear or accrue interest. Such noncumulative dividend shall be payable as determined by the Board of Directors when and as declared by the Board of Directors. After noncumulative dividends on the Series A Convertible Preferred Shares, the Series B Convertible Preferred Shares and any subsequently issued junior class of Preferred Shares shall have been declared and paid or set apart, then, if the Board of Directors shall elect to declare and pay additional dividends out of funds legally available therefor, such additional dividends shall be declared and paid in equal amounts per share to the holders of Preferred Shares and to the holders of Common Shares.

(e)	Preference on Liquidation.

(1)	Subject to the prior and superior rights of any holders of the Series A Convertible Preferred Stock with respect to preference on liquidation, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series B Convertible Preferred Shares than outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation=s Common Shares or junior stock, an amount equal to seventy five cents ($0.75) per share. If, upon liquidation, dissolution or winding up of the Corporation, and after payment to the holders of the Series A Convertible Preferred Stock of a liquidation preference of ninety cents ($0.40) per share, the remaining assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series B Convertible Preferred Shares an mourn equal to seventy five cents ($0.75) per share, the holders of the Series B Convertible Prefer[r]ed Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the holders of Series A Convertible Preferred Shares have received an amount equal to ninety cents ($0.90) per share and the holders of Series B Convertible Preferred Shares have received an amount equal to seventy five cents ($0.75) per share, the assets then remaining shall be distributed equally per share to the holders of a subsequently issued junior class of Preferred Shares, or if none, then to the holders of Common Shares.

(2)	A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this subdivision (e) and, in the event of any such reorganization, consolidation, merger or sale of assets, the Series B Convertible Preferred Shares shall be entitled only to the rights provided in the plan of reorganization,

(f)	Voting Rights.

The holders of the Preferred Shares and the holders of the Common Shares issued and outstanding shall have and possess equal rights to notice of shareholders meetings, and identical voting rights and powers to vote upon the election of directors or upon any other matter.

(g)	Conversion of Series B Convertible Preferred Stock Into Common Stock

(1)	Subject to the provisions of this subdivision (g), the holder of record of any share or shares of Series B Convertible Preferred Stock shall have the right, at his option, at any time commencing after the date of issuance of said shares, to convert one (1) share of Series B Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock of the Company. The number of shares of Common Stock to which a holder of Series B Convertible Preferred Stock shall be entitled upon conversion shall be equal to the aggregate subscription price paid by the holder for the Series B Convertible Preferred Stock divided by eighty percent (80%) of the average of the bid and asked price of the Company's Common Stock over the thirty (30) day period prior to the holder's tender of notice to the Company of his election to convert However, in any event, the maximum conversion price of the Series B Convertible Preferred Stock shall not exceed $.75 per share and the minimum conversion price of the Series B Convertible Preferred Stock shall not be lower than $.40 per share, unless such minimum conversion price is lowered by the Board of Directors at its sole discretion. Fractional shares shall be rounded to the nearest whole number.

(2)	Any holder of a share or shares of Series B Convertible Preferred Stock desiring to convert such Series B Convertible Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series B Convertible Preferred Stock so to be converted, duly endorsed to the Company, or in blank, at the principal office of the Company, and shall give written notice to the Company at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

(3)	Conversion of Series B Convertible Preferred Stock shall be subject to the following additional terms and provisions:

(A)	As promptly as practicable after the surrender for conversion of any Series B Convertible Preferred Stock, the Company shall deliver or cause to be delivered to the holder of such Series B Convertible Preferred Stock at the holder's address as indicated on the Company's stock ledger (or such other place as may be designated by the holder), to or upon the written order of the holder of such Series B Convertible Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Shares of the Series B Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series B Convertible Preferred Stock for conversion, as provided above, and the rights of the holders of such Series B Convertible Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

(B)	In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

(C)	In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series B Convertible Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series B Convertible Preferred Stock, but at the conversion ratio stated in this subdivision (g), the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

(D)	In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

(E)	Such adjustments shall be made successively if more than one event listed in subdivisions (g) (3) (B), (C) and (D) hereof shall occur.

(F)	No adjustment of the conversion ratio shall be made by reason of

(i)	the purchase, acquisition, redemption or retirement by the Company of any shares of the Common Stock or any other class of the capital stock of the Company, except as provided in subdivision (g)(3)(B); or

(ii)	the issuance, other than as provided in subdivisions (g)(3)(B) and (D), of any shares of Common Stock of the Company, or of any securities convertible into shares of Common Stock or other securities of the Company, or of any rights, warrants or options to subscribe for or purchase shares of the Common Stock or other securities of the Company, or of any other securities of the Company; provided that in the event the Company offers any of its securities, or any rights, warrants or options to subscribe for or purchase any of its securities, to the holders of its Common Stock pursuant to any preemptive or preferential rights granted to holders of Common Stock by the Articles of Incorporation of the Company, or pursuant to any similar rights that may be granted to such holders of Common Stock by the Board of Directors of the Company, at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series B Convertible Preferred Stock then of record;

(iii)	any offer by the Company to redeem or acquire shares of its Common Stock by paying or exchanging therefor stock of another corporation or the carrying out by the Company of the transactions contemplated by such offer, provided that at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series B Convertible Preferred Stock then of record.

(G)	The Company shall at all times reserve and keep available solely for the purpose of issue on conversion of Series B Convertible Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series B Convertible Preferred Stock.

(4)	The issuance of certificates for shares of Common Stock upon conversion of the Series B Convertible Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series B Convertible Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Company that such tax has been paid or is not due and payable.

(h)	Redemption.

(1)	At any time after issuance of the Series B Convertible Preferred Stock the Corporation shall have the right, at its option, to use all or a portion of the outstanding shares of Series B Convertible Preferred Stock to be redeemed, subject to the legal availability of funds therefor, at seventy five cents ($.75) per Series B Convertible Preferred Share (the "Redemption Price").

(2)	The Corporation will furnish written notice of the redemption by first class mail to each holder of the Series B Convertible Preferred Stock (the "Redemption Notice") not less than ten (10) days in advance of the date of such redemption (the "Redemption Date"). In addition to any information required by applicable law or regulation, the Redemption Notice shall state as appropriate:

(i)	the Redemption Date;

(ii)	the total number of shares of the Series B Convertible Preferred Stock to be redeemed;

(iii)	that each outstanding share of the Series B Convertible Preferred Stock will be redeemed for cash in an amount equal to the Redemption Price;

(iv)	that dividends, if declared, on the Series B Convertible Preferred Stock to be mandatorily redeemed will cease to be payable on the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price;

(v)	that the rights of the holders to voluntarily convert shares of the Series B Convertible Preferred Stock into Common Stock will terminate at the close of business on the business day preceding the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price; and

(vi)	that if any shares of the Series B Convertible Preferred Stock held by any holder are represented by one or more physical certificates, such holder must surrender to the Corporation or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing shares of the Series B Convertible Preferred Stock to receive the Redemption Price.

(3)	Each holder of one or more physical certificates representing shares of the Series B Convertible Preferred Stock shall surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shalt so require and the Redemption Notice shall so state), in the manner and at the place or places designated in the Redemption Notice, and the full Redemption Price for such shares shall be payable in cash on the Redemption Date to the Holder, and each surrendered physical certificate shall be canceled and retired.

(4)	If fewer than all of the outstanding shares of Series B Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro rata, or by lot, or in any other manner as the Board of Directors may determine. If a partial redemption of the Series B Convertible Preferred Stock would result in the delisting of the Series B Convertible Preferred Stock from any national securities exchange on which the shares of Series B Convertible Preferred Stock are then listed, the Corporation may only redeem the Series B Convertible Preferred Stock in whole.

(5)	On and after the Redemption Date, provided that the Redemption Price has been paid, dividends will no longer be payable on the shares of Series B Convertible Preferred Stock called for redemption, These shares will no longer be deemed to be outstanding, and the holders of these shares will have no rights as stockholders, except the right to receive the Redemption Price, without interest, upon surrender of the certificates evidencing the shares of Series B Convertible Preferred Stock to be redeemed.

__________________________________

James B. Frack, as President, CEO, CFO

Secretary/Treasurer and Sole Director

ACKNOWLEDGEMENT

Before me, a Notary Public, in the State of Oklahoma, on this 7th day of September, 2011 personally appeared James B. Frack, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its listed President, CEO, CFO, Secretary/Treasurer and Sole Director and acknowledged to me that James B. Frack executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of the corporation, for the uses and purposes therein set forth.

WITNESS my hand and seal the day and year last above written.

__________________________________	____________________________
Notary Public	My Commission Expires:
My Commission No.: ___________